UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

FIESTA RESTAURANT GROUP, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP

JCP SINGLE-ASSET PARTNERSHIP, LP

JCP INVESTMENT PARTNERS, LP

JCP INVESTMENT HOLDINGS, LLC

JCP INVESTMENT MANAGEMENT, LLC

JAMES C. PAPPAS

BLR PARTNERS LP

BLRPART, LP

BLRGP INC.

FONDREN MANAGEMENT, LP

FMLP INC.

BRADLEY L. RADOFF

BANDERA MASTER FUND L.P.

BANDERA PARTNERS LLC

GREGORY BYLINSKY

JEFFERSON GRAMM

LAKE TRAIL MANAGED INVESTMENTS LLC

LAKE TRAIL CAPITAL LP

LAKE TRAIL CAPITAL GP LLC

THOMAS W. PURCELL, JR.

JOSHUA E. SCHECHTER

JOHN B. MORLOCK

ALAN VITULI

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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JCP Investment Management, LLC, together with the other participants named herein (collectively, “JCP”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of JCP’s slate of highly qualified director nominees to the Board of Directors of Fiesta Restaurant Group, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 6, 2017, JCP issued the following press release, which was also posted to www.FixFiesta.com:

JCP URGES FIESTA RESTAURANT GROUP STOCKHOLDERS TO VOTE THE GOLD CARD

JCP Believes Fiesta Reaching $150 million of EBITDA in 2021 is Achievable by Executing JCP’s Plan

JCP Encourages Stockholders to vote the GOLD Proxy to Elect John B. Morlock and James C. Pappas

HOUSTON, TX, June 6, 2017 – JCP Investment Management, LLC, together with its affiliates and the other participants in its solicitation (collectively, “JCP” or “we”), collectively one of the largest stockholders of Fiesta Restaurant Group, Inc. (“Fiesta” or the “Company”) (NASDAQ:FRGI), with aggregate ownership of approximately 9.0% of the Company’s outstanding shares, today reminded stockholders to vote the GOLD proxy card at the Company’s upcoming Annual Meeting to be held on June 7, 2017.

In its detailed investor presentation, which is available at https://tinyurl.com/FRGI-Presentation, JCP outlined a prudent strategy for Fiesta to achieve $150 million in EBITDA in 4 years.

Illustrative Plan
2021E	Taco Cabana	Pollo Tropical	Consolidated
Revenues	377,937	420,006	797,943
Restaurant Level EBITDA before Ads	88,447	117,560	206,007
Franchise Fees	6,311	4,600	10,911
Ads	10,000	10,000	20,000
G&A	20,157	25,462	45,619
Adjusted EBITDA	64,601	86,698	151,299

EV / Adjusted EBITDA	8.0x	9.0x	8.6x
Enterprise Value	516,809	780,286	1,297,094
Debt	-	-	71,423
Cash	-	-	175,168
Equity Value	-	-	1,400,839

Stock Value	-	-	$52.24

Assumptions
Company Stores	186	167	353
Franchise Stores	51	57	108
Average Unit Volume	2,025	2,556	-
Restaurant Level Margin	23.8%	28.3%	25.8%
AUV CAGR from 2016	1.3%	1.7%	-

If elected, our highly qualified nominees, John B. Morlock and James C. Pappas, eagerly look forward to working with new CEO Rich Stockinger and the other members of the Board of Directors to restore stockholder value and improve Fiesta’s corporate governance.

VOTE THE GOLD PROXY CARD TO ELECT JOHN B. MORLOCK AND JAMES C. PAPPAS TODAY

If you have any questions, or require assistance with your vote, please contact InvestorCom, toll-free at (877) 972-0090, call direct at (203) 972-9300

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure. JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

Investor Contacts:

James C. Pappas

JCP Investment Management, LLC

(713) 333-5540

John Glenn Grau

InvestorCom

(203) 972-9300

Media Contact:

Gotham Communications

Bill Douglass, (646) 504-0890

bill@gothamcomm.com